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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of ANTEC Corporation of our report dated January 30, 1998, with respect to the consolidated financial statements of ANTEC Corporation included in this Annual Report (Form 10K/A) for the year ended December 31, 1997:

     Form S-8 No. 33-71384 (Amended and Restated Employee Stock Incentive Plan)

     Form S-8 No. 3371386 (ANTEC Corporation Director Stock Option Plan)

     Form S-8 No. 3371388 (ANTEC Corporation Employee Stock Purchase Plan)

     Form S-8 No. 3389704 (ANTEC/Keptel Exchange Options)

     Form S-8 No. 333-11921 (ESP Stock Plan)

     Form S-8 No. 333-12131 (ANTEC Corporation Amended and Restated Employee
           Stock Incentive Plan)

     Form S-8 No. 333-19129 (TSX Corporation 1996 Second Amended and Restated
           Long-Term Incentive Compensation Program; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, As Amended; TSX Corporation 1994 W.H. Lambert Stock Option Agreement)





                                                            ERNST & YOUNG LLP

Chicago, Illinois
August 21, 1998